Exhibit 99.2
PennyMac Financial Services, Inc. 2Q24 EARNINGS REPORT July 2024

2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production, including future production, operating and hedge expenses; future loan delinquencies and forbearances; future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in real estate values, housing prices and housing sales; changes in macroeconomic and U.S. real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only. This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP. FORWARD-LOOKING STATEMENTS

SECOND QUARTER HIGHLIGHTS

Strong operating performance partially offset by net fair value declines on hedged mortgage servicing rights

2Q24 Results

Net income	Diluted EPS[1]
$98mm	**$1.85**

Annualized return on equity	Annualized operating return on equity[3]
11%	**16%**

Book value per share	Dividend per common share
$71.76	**$0.30**

PRODUCTION

Pretax income	Total loan acquisitions and originations[2]	PFSI correspondent lock volume	Broker direct lock volume	Consumer direct lock volume
$41mm	**$27.2bn**	**$21.0bn**	**$4.3bn**	**$2.7bn**

SERVICING

Pretax income	MSR[1] fair value changes, hedge, and non-recurring items impact	MSR fair value changes, hedge and non-recurring items impact to diluted EPS	Pretax income excluding valuation-related items and non-recurring items[4]	Total servicing portfolio UPB[1][2]
$89mm	**$(60)mm**	**$(0.82)**	**$149mm**	**$633bn**

INVESTMENT MANAGEMENT

Pretax income	Net AUM[1]	Revenue
$4mm	**$1.9bn**	**$9.3mm**

Note: All figures are for 2Q24 or are as of 6/30/24

(1) EPS = earnings per share; MSR = mortgage servicing rights; UPB = unpaid principal balance, includes loans held for sale at fair value; AUM = assets under management

(2) Includes volume fulfilled or subserviced for PennyMac Mortgage Investment Trust (NYSE: PMT)

(3) See slide 32 for a reconciliation of GAAP net income to non-GAAP annualized operating return on equity

(4) Excludes $99 million in MSR fair value gains, $172 million in hedging losses, a $1 million provision for losses on active loans, and a non-recurring, non-cash gain of $12 million related to a transaction within our closing services joint venture in our servicing segment - see slide 13 for additional details

3

4 ORIGINATION MARKET EXPECTATIONS REFLECT GROWTH U.S. Mortgage Origination Market(1) ($ in trillions) Mortgage Rates Remain Near Recent Highs Note: Figures may not sum due to rounding (1) Actual originations: Inside Mortgage Finance. Forecast originations: Average of Mortgage Bankers Association (7/19/24) and Fannie Mae (6/10/24) forecasts. (2) Freddie Mac Primary Mortgage Market Survey. 6.77% as of 7/18/24 • Current third-party estimates for industry originations average $1.7 trillion in 2024 and $2.1 trillion in 2025, reflecting projections for rates to decline and growth in refinance volumes • Mortgage banking companies with large servicing portfolios and diversified business models are positioned to generate meaningful profitability as the mortgage markets decrease or increase in size Purchase Average 30-year fixed rate mortgage Refinance (2)

Mortgage Banking Operating Pretax Income ($ in millions) Production Servicing net of valuation related changes and non-recurring items(1) • Continued increase in operating return on equity in recent periods • Operating return on equity expected to be in the mid-to-high teens for the remainder of 2024 ‒ Servicing to continue driving earnings with additional upside potential from the production segment as the origination market grows 5 BUILDING ON DOUBLE DIGIT OPERATING RETURNS IN 2024 Annualized Operating ROE(1) Note: Figures may not sum due to rounding (1) See slide 32 for a reconciliation of GAAP to non-GAAP items

Total Servicing Portfolio With Note Rates of 5% or Greater(1) (UPB in billions) FUTURE RECAPTURE OPPORTUNITIES ENHANCED BY RECENT PRODUCTION 6 • Pennymac, through its multi-channel production platform, has been one of the largest producers of mortgage loans in recent periods as interest rates increased(1) ‒ Pennymac retains MSRs on nearly all mortgage loan production, driving continued organic servicing portfolio growth ‒ Quarterly production adds approximately $20 - $25 billion in UPB of loans at prevailing mortgage rates to the servicing portfolio each quarter • The continued addition of higher interest rate loans to the servicing portfolio provides significant refinance opportunities for Consumer Direct when mortgage rates decline Note: Figures may not sum due to rounding (1) Includes volume acquired or subserviced for PMT and includes loans held for sale at fair value 10% of total servicing portfolio Note Rate of 5.00% up to 6.00% Note Rate of 6.00% or Greater 18% of total servicing portfolio

7 Operating Expenses (bps of average servicing portfolio UPB) Revenue From Servicing & Placement Fees ($ in millions) SERVICING PROVIDES GROWING CASH FLOW AND SCALE BENEFITS • Increasing revenue contribution due to portfolio growth over time • Higher proportion of owned servicing in more recent periods drives increased servicing fees • Increasing contribution from placement fees driven by higher short-term rates in the current market environment • Increased scale and efficiency as the portfolio grows • Lower variable costs due to the implementation of our proprietary servicing system in 2019 • Continuing to increase efficiency through the use of emerging technologies, including capabilities of generative artificial intelligence • Delinquencies remain low in the current market environment, further reducing operating expenses (1) (1) (1) LTM = Last Twelve Months Loan servicing, ancillary, and other fees Earnings on custodial balances and deposits and other income

PENNYMAC’S MARKET SHARE OVER TIME ACROSS ITS BUSINESSES 8 Loan Servicing Market Share Correspondent Production Market Share(1) (1) Broker Direct Market Share(1) Consumer Direct Market Share(1) Note: All figures are for PFSI and include volume fulfilled or subserviced for PMT (1) Historical market share: Inside Mortgage Finance; excludes second lien originations. For LTM 2Q24, we estimate $1.5 trillion in total origination volume, and that the correspondent channel represented 29% of the overall origination market, retail represented 53%, and broker represented 18%. Loan servicing market share is based on PFSI’s servicing portfolio UPB of $633 billion divided by $14.2 trillion in mortgage debt outstanding

PRODUCTION SEGMENT HIGHLIGHTS – VOLUME BY CHANNEL

Correspondent
(UPB in billions)



$21.6
$21.2
$3.0
$11.1
$7.0
$19.6
$18.1
$1.8
$8.2
$8.2
$23.7
$22.5
$2.2
$10.3
$10.0
2Q23
1Q24
2Q24
Conv. Acquisitions - for PFSI(1)
Gov't. Acquisitions - for PFSI(1)
Conv. and Jumbo Acquisitions - for PMT(2)
Total Locks(3)

Broker Direct
(UPB in billions)



$2.8
$2.1
$3.4
$2.2
$4.3
$3.2
2Q23
1Q24
2Q24
Originations
Locks

Consumer Direct
(UPB in billions)



$2.2
$1.6
$2.2
$1.4
$2.7
$1.4
2Q23
1Q24
2Q24
Originations
Locks

July 2024 (Estimated) — Correspondent

Locks: (UPB in billions)	$9.5
Acquisitions: (UPB in billions)	$8.1

July 2024 (Estimated) — Broker Direct

Locks: (UPB in billions)	$1.5
Originations: (UPB in billions)	$1.1
Committed pipeline[4]: (UPB in billions)	$1.4

July 2024 (Estimated) — Consumer Direct

Locks: (UPB in billions)	$1.3
Originations: (UPB in billions)	$0.7
Committed pipeline[4]: (UPB in billions)	$1.5

Note: Figures may not sum due to rounding
(1) Government-insured or guaranteed loans and certain conventional loans acquired through PMT's correspondent production business and subsequently sold to PFSI; PFSI earns income from holding and selling or securitizing the loans
(2) Loans fulfilled for PMT; for these loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans
(3) Includes locks related to both PFSI and PMT loan acquisitions
(4) Commitments to originate mortgage loans at specified terms at period end

9

DRIVERS OF PRODUCTION SEGMENT RESULTS

PENNYMAC FINANCIAL SERVICES

($ in millions)	2Q23				1Q24				2Q24			
	Fallout Adjusted Locks	Margin / Fulfillment Fee (bps)[1]	Revenue Contribution (net of Loan origination expense)	% of Production Revenue	Fallout Adjusted Locks	Margin / Fulfillment Fee (bps)[1]	Revenue Contribution (net of Loan origination expense)	% of Production Revenue	Fallout Adjusted Locks	Margin / Fulfillment Fee (bps)[1]	Revenue Contribution (net of Loan origination expense)	% of Production Revenue
PFSI Correspondent[2]	$ 17,803	31	$ 54.5	39%	$ 16,660	35	$ 58.5	38%	$ 20,503	30	$ 61.3	38%
Broker Direct	2,038	79	16.0	12%	2,423	103	24.8	16%	3,105	103	32.0	20%
Consumer Direct	1,369	362	49.6	36%	1,380	400	55.2	36%	1,764	393	69.3	43%
Other[3]	n/a	n/a	13.4	10%	n/a	n/a	11.7	8%	n/a	n/a	(4.7)	(3)%
Total PFSI account revenues (net of Loan origination expense)	**$ 21,210**	**63**	**$ 133.6**	**96%**	**$ 20,462**	**73**	**$ 150.3**	**97%**	**$ 25,372**	**62**	**$ 157.8**	**97%**
PMT Conventional Correspondent	2,501	22	5.4	4%	1,958	21	4.0	3%	2,148	21	4.4	3%
Total Production revenues (net of Loan origination expense)		**59**	**$ 139.0**	**100%**		**69**	**$ 154.3**	**100%**		**59**	**$ 162.3**	**100%**
Production expenses (less Loan origination expense)	**$ 23,711**	**48**	**$ 114.6**	**82%**	**$ 22,421**	**53**	**$ 118.4**	**77%**	**$ 27,520**	**44**	**$ 121.0**	**75%**
Production segment pretax income		**10**	**$ 24.4**	**18%**		**16**	**$ 35.9**	**23%**		**15**	**$ 41.3**	**25%**

- Revenue per fallout adjusted lock for PFSI's own account was 62 basis points in 2Q24, down from 73 basis points in 1Q24
  - Higher volumes across all channels partially offset by lower margins in correspondent production as a result of highly competitive pricing from some market participants
- Production expenses (net of loan origination expense) increased 2% from the prior quarter due to higher volumes

(1) Expected revenue net of direct origination costs at time of lock
(2) Includes government-insured or guaranteed loans and certain conventional loans for PFSI's own account
(3) Reflects timing of revenue and loan origination expense recognition, hedging, pricing & execution changes, and other items

10

Correspondent Broker Direct PRODUCTION SEGMENT HIGHLIGHTS – BUSINESS TRENDS BY CHANNEL 11 Consumer Direct ● Pennymac remains the largest correspondent aggregator in the U.S. ● Lock volumes for PFSI’s account were up 23% and acquisitions were up 24% from 1Q24 ‒ Given recent capital raises, PMT expects to retain approximately 30 - 50% of total conventional correspondent production in 3Q24, an increase from 18% in 2Q24 ● 797 correspondent sellers at June 30, 2024, down slightly from March 31, 2024 ● Purchase volume in 2Q24 was 92% of total acquisitions Multi-channel approach provides flexibility and has proven to be a competitive advantage, supporting profitability and pricing discipline while driving growth of the servicing portfolio ● Lock volumes were up 28% and originations were up 45% from 1Q24 ● Approved brokers totaled 4,274 at June 30, 2024, up 5% from March 31, 2024 and 31% from June 30, 2023, representing approximately a quarter of the total population of brokers ‒ Top brokers see Pennymac as a strong alternative to the top two channel lenders ● Purchase volume in 2Q24 was 92% of total originations ● Lock volumes were up 25% and originations were essentially unchanged from 1Q24 ‒ Increase in locks due to higher refinance volumes ● Continue to provide for the spectrum of needs of the 2.5 million customers in our servicing portfolio ‒ Purchase lock volume in 2Q24 was $457 million, or 17% of total locks, up from $374 million in 1Q24 ‒ $410 million, or approximately 90% of total purchase locks sourced from our large and growing servicing portfolio ‒ $257 million of closed-end second lien mortgage loans funded in 2Q24, up from $204 million in 1Q24

SERVICING SEGMENT HIGHLIGHTS

PENNYMAC FINANCIAL SERVICES

- Servicing portfolio totaled $632.7 billion in UPB at June 30, 2024, up 2% Q/Q and 10% Y/Y
- Production volumes more than offset prepayment activity, leading to continued portfolio growth
- 60+ day delinquency rates increased slightly from the end of the prior quarter
- Modification and EBO loan volume decreased from the prior quarter

Selected Operational Metrics

	1Q24	2Q24
Loans serviced (in thousands)	2,465	2,513
60+ day delinquency rate - owned portfolio[1]	2.9%	3.0%
60+ day delinquency rate - sub-serviced portfolio[2]	0.5%	0.6%
Actual CPR - owned portfolio[1]	5.4%	6.7%
Actual CPR - sub-serviced portfolio[2]	4.0%	5.6%
UPB of completed modifications ($ in millions)[3]	$3,910	$3,213
EBO loan volume ($ in millions)[4]	$681	$665

Loan Servicing Portfolio Composition
(UPB in billions)



$576.5
$617.4
$632.7
6/30/23
3/31/24
6/30/24
Prime owned
Prime subserviced and other

Net Portfolio Growth
(UPB in billions)



$617.4
$(14.1)
$29.5
$632.7
At 3/31/24
Runoff(5)
Additions from loan production and MSR acquisitions(6)
At 6/30/24

(1) Owned portfolio is predominantly government-insured and guaranteed loans – see Appendix slide 27 for additional details; delinquency data based on loan count (i.e., not UPB); CPR = Conditional Prepayment Rate
(2) Represents PMT's MSRs that we service and excludes distressed loan investments
(3) UPB of completed modifications includes loss mitigation efforts associated with partial claims programs
(4) Early buyouts of delinquent loans from Ginnie Mae pools during the period
(5) Also includes loans sold with servicing released in connection with any asset sales by PMT
(6) Includes consumer and broker direct production, government and conventional correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT

12

SERVICING PROFITABILITY EXCLUDING VALUATION-RELATED CHANGES

PENNYMAC FINANCIAL SERVICES

	2Q23		1Q24		2Q24	
	$ in millions	basis points[1]	$ in millions	basis points[1]	$ in millions	basis points[1]
Loan servicing fees	$ 356.5	25.0	$ 424.2	27.7	$ 440.7	28.2
Earnings on custodial balances and deposits and other income	92.8	6.5	87.7	5.7	111.6	7.1
Realization of MSR cash flows	(174.2)	(12.2)	(198.6)	(13.0)	(200.7)	(12.9)
EBO loan-related revenue[2]	20.0	1.4	26.4	1.7	26.8	1.7
Servicing expenses:						
Operating expenses	(103.4)	(7.2)	(97.6)	(6.4)	(91.4)	(5.9)
Payoff-related expense[3]	(9.0)	(0.6)	(8.2)	(0.5)	(10.4)	(0.7)
Losses and provisions for defaulted loans	(13.3)	(0.9)	(13.2)	(0.9)	(13.3)	(0.9)
EBO loan transaction-related expense	(0.4)	(0.0)	(0.2)	(0.0)	(0.6)	(0.0)
Interest expense	(93.7)	(6.6)	(95.8)	(6.3)	(113.6)	(7.3)
Pretax income excluding fair value changes and non-recurring items	**$ 75.3**	**5.3**	**$ 124.7**	**8.1**	**$ 149.0**	**9.5**
Valuation-related changes						
MSR fair value[4]	118.9		170.0		99.4	
Hedging derivatives gains (losses)	(155.1)		(294.6)		(171.8)	
Reversal of (provision for) losses on active loans[5]	7.5		6.6		(0.6)	
Servicing segment pretax income excluding non-recurring items	**$ 46.5**		**$ 6.5**		**$ 76.1**	
Non-recurring items	0.0		(1.6)		12.5	
Servicing segment pretax income	**$ 46.5**		**$ 4.9**		**$ 88.5**	
Average servicing portfolio UPB	**$ 570,619**		**$ 612,733**		**$ 624,746**	

- Loan servicing fees increased from the prior quarter due to growth in the owned portfolio; operating expenses declined from the prior quarter to 5.9 basis points of average servicing portfolio UPB
- Earnings on custodial balances and deposits increased from the prior quarter due to higher average balances
  - Custodial funds managed for PFSI's owned servicing portfolio averaged $5.7 billion in 2Q24, up from $4.6 billion in 1Q24
- Interest expense increased from the prior quarter due to higher average balances of debt outstanding, including PFSI's issuance of unsecured senior notes in May as well as financing for principal-only MBS used to hedge the MSR portfolio
- Non-recurring, non-cash gain of $12 million related to a transaction within our closing services joint venture

(1) Of average portfolio UPB, annualized (2) Comprised of net gains on mortgage loans held for sale at fair value and interest income related to EBO loans (3) Consists of interest shortfall and recording and release fees
(4) Changes in fair value do not include realization of MSR cash flows (5) Considered in the assessment of MSR fair value changes

13

• PFSI seeks to moderate the impact of interest rate changes on the fair value of its MSR asset through a comprehensive hedging strategy that also considers production-related income • In 2Q24, MSR fair value increased slightly due to higher market interest rates • Hedging declines more than offset MSR fair value gains – Hedge costs of $35 million, or approximately 2% of MSR fair value on an annualized basis during the quarter – Significant interest rate volatility during the period drove performance lower 14 HEDGING APPROACH MODERATES THE VOLATILITY OF PFSI’S RESULTS MSR Valuation Changes and Offsets ($ in millions) MSR fair value change before realization of cash flows Hedging and related losses Production pretax income

INVESTMENT MANAGEMENT SEGMENT HIGHLIGHTS 15 Investment Management AUM ($ in billions) Investment Management Revenues ($ in millions) ● Net AUM as of June 30, 2024 were $1.9 billion, essentially unchanged from March 31, 2024 and June 30, 2023 ● Investment Management segment revenues were $9.3 million, down slightly from 1Q24 and 2Q23

APPENDIX

17 ESTABLISHED LEADER WITH SUBSTANTIAL LONG-TERM GROWTH POTENTIAL IN SERVICING(1) YEARS FOR PFSI AS A PUBLIC COMPANY YEARS OF OPERATIONS PMT • CORRESPONDENT PRODUCTION • BROKER DIRECT • CONSUMER DIRECT IN PRODUCTION(1) IS A LEADING RESIDENTIAL MORTGAGE REIT # $633 billion outstanding 16 11 $101 billion in LTM 2Q24 Note: All figures are for PFSI and include volume fulfilled or subserviced for PMT; all figures are as of 6/30/24 unless otherwise noted (1) Inside Mortgage Finance for the 12 months ended 3/31/24 or as of 3/31/24 $1.9 billion in assets under management 5 15-year track record #2 2.5 million customers

OVERVIEW OF PENNYMAC FINANCIAL’S BUSINESSES 18 LOAN PRODUCTION Correspondent aggregation of newly originated loans from third-party sellers Fulfillment fees for PMT’s delegated conventional loans PFSI earns gains on all loan production with the exception of loans fulfilled for PMT Broker direct and consumer direct origination of conventional and government-insured loans LOAN SERVICING Servicing for owned MSRs and subservicing for MSRs owned by PMT Major loan servicer for Fannie Mae, Freddie Mac and Ginnie Mae Industry-leading capabilities in special servicing Organic growth results from loan production, supplemented by MSR acquisitions and PMT investment activity INVESTMENT MANAGEMENT External manager of PMT, which invests in mortgage-related assets: GSE credit risk transfer investments MSR investments Investments in agency MBS, senior non-agency MBS and asset-backed securities Synergistic partnership with PMT Complex and highly regulated mortgage industry requires effective governance, compliance and operating systems Operating platform has been developed organically and is highly scalable Commitment to strong corporate governance, compliance and risk management since inception PFSI is well-positioned to navigate the current market and regulatory environment

19 PFSI’S BALANCED BUSINESS MODEL IS A FLYWHEEL • Diversified business through correspondent, broker direct and consumer direct channels • Correspondent and broker direct channels in particular allow PFSI to access purchase-money volume • Lacks the fixed overhead of the traditional, retail origination model • Recurring fee income business captured over the life of the loan • With higher interest rates, expected life of the loan increases resulting in a more valuable MSR asset • Creates a natural hedge to production income Large volumes of production grow servicing portfolio Loan Production nd largest in the U.S.(1) Loan Servicing th largest in the U.S.(1) In both businesses, scale and efficiency are critical for success 2 5 Customer base of 2.5 million drives leads for consumer direct Note: All figures are for PFSI and include volume fulfilled or subserviced for PMT; all figures are as of 6/30/24 unless otherwise noted (1) Inside Mortgage Finance for the 12 months ended 3/31/24 or as of 3/31/24

TOP LENDER WITH COMPREHENSIVE AND EFFICIENT MULTI-CHANNEL PLATFORM 20 Centralized, cost-efficient fulfillment division supports all channels Multiple access points to the origination market with a proven ability to allocate resources towards channels with opportunity in the current environment Significant and ongoing investments in mortgage-banking technology provide an exceptional loan origination experience for our customers and business partners Scalable technology platform providing our consumers, brokers and correspondent partners with the liquidity, tools and products they need to succeed (1) Inside Mortgage Finance; includes volumes fulfilled for PMT Strong access to purchase market Drives organic servicing portfolio growth Strong access to purchase market Positive and consistent execution for brokers Internet and call-center based Cost-efficient leads from our large servicing portfolio Correspondent Broker Direct Consumer Direct 20 #2 producer of residential mortgage loans in LTM 1Q24⁽¹⁾

21 TECHNOLOGY INNOVATION TO UNLOCK ADDITIONAL STAKEHOLDER VALUE Servicing Systems Environment Direct and white label subservicing Partnerships with third parties Commercialization Drive efficiencies for our core businesses Leverage SSE to expand our current sub-servicing business beyond PMT Commercialize SSE into a multi-tenant, industry-leading servicing software platform Partner with innovative technologists to develop a comprehensive marketplace of next generation mortgage banking technology Proven, low-cost servicing system with multiple competitive advantages versus others in the market With our SSE technology free and clear of any restrictions on use or development, we are actively exploring a continuum of potential opportunities with benefits for our many stakeholders

PFSI Purchase Mix Industry Purchase Mix(5) 22 TRACK RECORD OF STRONG PERFORMANCE ACROSS MARKET ENVIRONMENTS Proven ability to generate attractive ROEs… …across different market environments… …with a strong orientation towards purchase money mortgages. (1) Represents partial year; initial public offering was May 8, 2013 (2) Adjusted return on equity was 7% excluding arbitration accrual of $158 million and related tax impact (3) Inside Mortgage Finance Average: 21% U.S. Origination Market(3) (in trillions) PFSI's Annualized Return on Average Common Stockholders' Equity (ROE) 10-Year Treasury Yield(4) (4) Bloomberg (5) Inside Mortgage Finance for historical industry purchase mix, 2Q24 is an estimate of Mortgage Bankers Association (7/19/24) and Fannie Mae (6/10/24) forecasts

PFSI'S STRONG BALANCE SHEET AND DIVERSE CAPITAL STRUCTURES

Low Debt-to-Equity (D/E) Ratio



3.6x
3.2x
2.0x
2.4x
3.2x
0.6x
0.9x
1.1x
1.3x
1.4x
12/31/20
12/31/21
12/31/22
12/31/23
6/30/24
Non-funding D/E(1)
Total D/E

- **Targeted debt-to-equity ratio near or below 3.5x** with fluctuations largely driven by the origination environment or other market opportunities
- **Targeted non-funding debt-to-equity ratio below 1.5x**

High Tangible Net Worth (TNW)[2]/Assets



19%
21%
27%
24%
21%
10%
18%
20%
18%
16%
12/31/20
12/31/21
12/31/22
12/31/23
6/30/24
TNW / Assets
TNW / Assets ex. Loans eligible for repurchase

- High tangible net worth (TNW) / assets excluding loans eligible for repurchase

Diverse Financing Sources



MSR & Servicing Advance Financing
$3,200mm
$500mm | 2031
$650mm | 2030
$750mm | 2029
$650mm | 2029
$650mm | 2025
$1,730mm
$425mm | 2029
$125mm | 2028
$680mm | 2028
$500mm | 2027
$4,175mm
Financing capacity across multiple banks
$300mm drawn
Unsecured Senior Notes
Secured Term Notes and Loans
Secured Revolving Bank Financing Lines

- Unsecured senior notes provide low, fixed interest rates; first maturity in October 2025
- Issued $650 million of senior unsecured notes due November 2030 at 7.125% and subsequently paid down short-term secured borrowings
- As of June 30th, 2024 total liquidity including cash and amounts available to draw with collateral pledged was $3.4 billion

Note: All figures are as of June 30, 2024
(1) Non-funding debt includes face value of unsecured senior notes and notes payable secured by MSR, in addition to the amount drawn on the variable funding note
(2) Tangible net worth excludes capitalized software

23

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS 24 Average 30-year fixed rate mortgage(1) Macroeconomic Metrics(3) Footnotes 10-year Treasury Bond Yield(2) 6/30/23 9/30/23 12/31/23 3/31/24 6/30/24 10-year Treasury bond yield 3.8% 4.6% 3.9% 4.2% 4.4% 2/10 year Treasury yield spread -1.1% -0.5% -0.4% -0.4% -0.4% 30-year fixed rate mortgage 6.7% 7.3% 6.6% 6.8% 6.9% Secondary mortgage rate 5.7% 6.3% 5.3% 5.6% 5.9% U.S. home price appreciation (Y/Y% change) 0.0% 4.0% 5.6% 6.5% 6.3% Residential mortgage originations (in billions) $420 $405 $315 $325 $435 6.79% 6.86% 4.20% 4.40% (1) Freddie Mac Primary Mortgage Market Survey. 6.77% as of 7/18/24 (2) U.S. Department of the Treasury. 4.20% as of 7/18/24 (3) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (SPCSUSA); data is as of 4/30/24 Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance

June 30, 2024 Mortgage Servicing Rights Unaudited ($ in millions) Pool UPB(1) $396,430 Weighted average coupon 4.3% Weighted average servicing fee/spread 0.39% Weighted average prepayment speed assumption (CPR) 7.9% Fair value $7,923 As a multiple of servicing fee 5.2 25 MSR ASSET VALUATION (1) Excludes loans held for sale at fair value

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING 26 Historical Trends in Delinquency and Foreclosure Rates(1) 30-60 Day 60-90 Day 90+ Day In foreclosure (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 6/30/24, the UPB of mortgage servicing rights owned by PFSI and loans held for sale totaled $403 billion ● Overall mortgage delinquency rates increased from the prior quarter but remained in-line with levels in the same period last year ● Servicing advances outstanding for PFSI’s MSR portfolio decreased to approximately $334 million at June 30, 2024 from $392 million at March 31, 2024 ‒ No principal and interest advances are outstanding

27 PFSI’S OWNED MSR PORTFOLIO CHARACTERISTICS Note: Figures may not sum due to rounding (1) Government loans include loans securitized in Ginnie Mae pools as well as loans sold to private investors (2) Other represents MSRs collateralized by conventional loans sold to private investors (3) Loan-to-values for closed-end seconds include only the second lien balance (4) Excludes loans held for sale at fair value As of June 30, 2024 Segment UPB ($ in billions)⁽⁴⁾ % of Total UPB Loan count (in thousands) Note rate Seasoning (months) Remaining maturity (months) Loan size ($ in thousands) FICO credit score at origination Original LTV Current LTV 60+ Delinquency (by UPB) Government⁽¹⁾ FHA $139.1 35.1% 680 4.3% 46 317 $205 678 93% 67% 4.8% VA $124.5 31.4% 456 3.7% 36 323 $273 728 90% 70% 2.1% USDA $20.9 5.3% 141 3.9% 55 308 $148 699 98% 65% 4.8% GSE FNMA $48.1 12.1% 156 4.8% 26 317 $309 761 73% 61% 0.4% FHLMC $58.9 14.8% 185 5.1% 20 325 $318 757 75% 65% 0.4% Other and Closed-End Seconds Other⁽²⁾ $4.2 1.1% 12 6.7% 11 348 $352 770 74% 69% 0.2% Closed-End Seconds⁽³⁾ $0.9 0.2% 11 10.1% 8 248 $77 743 18% 17% 0.1% Grand Total $396.5 100.0% 1,641 4.3% 37 320 $242 718 87% 67% 2.7%

ACQUISITIONS AND ORIGINATIONS BY PRODUCT 28 Note: Figures may not sum due to rounding Unaudited ($ in millions) 2Q23 3Q23 4Q23 1Q24 2Q24 Correspondent Acquisitions Conventional Conforming - for PMT $ 3,029 $ 2,759 $ 2,477 $ 1,769 $ 2,195 Conventional Conforming - for PFSI 7,018 9,933 10,129 8,190 10,007 Government - for PFSI 11,139 8,848 11,011 8,167 10,301 Jumbo - for PMT - 1 3 3 34 Total $ 21,186 $ 21,541 $ 23,620 $ 18,128 $ 22,537 Broker Direct Originations - for PFSI Conventional Conforming $ 1,436 $ 1,591 $ 1,560 $ 1,524 $ 2,059 Government 685 621 623 619 865 Jumbo 19 10 18 42 241 Closed-end second liens - - - 9 15 Total $ 2,140 $ 2,223 $ 2,201 $ 2,193 $ 3,179 Consumer Direct Originations - for PFSI Conventional Conforming $ 400 $ 378 $ 264 $ 265 $ 374 Government 1,028 741 372 931 804 Jumbo 4 3 2 - 12 Closed-end second liens 122 199 226 204 257 Total $ 1,553 $ 1,322 $ 864 $ 1,400 $ 1,447 Total acquisitions / originations $ 24,879 $ 25,085 $ 26,685 $ 21,721 $ 27,163 UPB of loans fulfilled for PMT (included in correspondent acquisitions $ 3,029 $ 2,760 $ 2,480 $ 1,772 $ 2,229

INTEREST RATE LOCKS BY PRODUCT 29 Note: Figures may not sum due to rounding Unaudited ($ in millions) 2Q23 3Q23 4Q23 1Q24 2Q24 Correspondent Locks Conventional Conforming - for PMT $ 3,322 $ 3,493 $ 2,737 $ 2,472 $ 2,602 Conventional Conforming - for PFSI 7,523 10,333 9,977 8,614 9,914 Government - for PFSI 10,735 10,063 11,197 8,467 11,100 Jumbo - for PMT - 2 5 10 90 Total $ 21,581 $ 23,891 $ 23,916 $ 19,563 $ 23,706 Broker Direct Locks - for PFSI Conventional Conforming $ 1,869 $ 2,146 $ 1,910 $ 2,234 $ 2,559 Government 921 828 844 989 1,266 Jumbo 32 15 30 116 433 Closed-end second liens - - 3 14 29 Total $ 2,822 $ 2,989 $ 2,787 $ 3,352 $ 4,287 Consumer Direct Locks - for PFSI Conventional Conforming $ 575 $ 559 $ 371 $ 474 $ 551 Government 1,383 817 887 1,338 1,698 Jumbo 2 5 3 12 21 Closed-end second liens 205 326 335 328 428 Total $ 2,166 $ 1,707 $ 1,597 $ 2,152 $ 2,698 Total locks $ 26,568 $ 28,586 $ 28,300 $ 25,068 $ 30,691

CREDIT CHARACTERISTICS BY ACQUISITION/ORIGINATION PERIOD 30 Correspondent Broker Direct Consumer Direct Weighted Average FICO Weighted Average DTI 2Q23 3Q23 4Q23 1Q24 2Q24 2Q23 3Q23 4Q23 1Q24 2Q24 Government-insured 715 712 714 719 715 Government-insured 45 45 46 44 44 Conventional 762 762 762 765 765 Conventional 38 38 39 38 38 Weighted Average FICO Weighted Average DTI 2Q23 3Q23 4Q23 1Q24 2Q24 2Q23 3Q23 4Q23 1Q24 2Q24 Government-insured 712 711 715 723 714 Government-insured 45 46 47 46 46 Conventional 761 761 763 762 764 Conventional 38 39 39 39 39 Weighted Average FICO Weighted Average DTI 2Q23 3Q23 4Q23 1Q24 2Q24 2Q23 3Q23 4Q23 1Q24 2Q24 Government-insured 661 683 674 688 692 Government-insured 44 45 45 45 45 Conventional 744 743 747 746 747 Conventional 37 38 38 38 39

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA 31 Note: Figures may not sum due to rounding ($ in millions) 2Q23 1Q24 2Q24 Net income $ 58.3 $ 39.3 $ 98.3 Provision for income taxes 14.7 4.6 35.6 Income before provision for income taxes 72.9 43.9 133.9 Depreciation and amortization 13.2 14.2 14.2 Increase in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model (118.9) (170.0) (99.4) Hedging losses associated with MSRs 155.1 294.6 171.8 Stock-based compensation 0.4 4.6 (2.2) Non-recurring items - 1.6 (12.5) Interest expense on corporate debt and capital lease $ 23.7 $ 38.8 $ 44.0 Adjusted EBITDA $ 146.4 $ 227.7 $ 249.7

RECONCILIATION OF GAAP ITEMS TO NON-GAAP ITEMS

Reconciliation of GAAP net income (loss) to operating net income and annualized operating return on equity

($ in millions)	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24
Net income (loss)	**$ 30.4**	**$ 58.3**	**$ 92.9**	**$ (36.8)**	**$ 39.3**	**$ 98.3**
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	90.3	(118.9)	(398.9)	370.7	(170.0)	(99.4)
Hedging losses (gains) associated with MSRs	(47.2)	155.1	423.7	(294.8)	294.6	171.8
Non-recurring items	-	-	-	158.4	1.6	(12.5)
Adjustments	$ 43.0	$ 36.2	$ 24.8	$ 234.3	$ 126.3	$ 59.9
Tax impacts of adjustments[1]	11.6	9.7	6.7	62.9	33.9	16.1
Operating net income	**$ 61.9**	**$ 84.8**	**$ 111.0**	**$ 134.5**	**$ 131.7**	**$ 142.1**
Average stockholders' equity	$ 3,463.5	$ 3,440.9	$ 3,517.5	$ 3,555.4	$ 3,552.3	$ 3,614.2
Annualized operating return on equity	**7%**	**10%**	**13%**	**15%**	**15%**	**16%**

Reconciliation of GAAP servicing pretax income (loss) to servicing pretax income net of valuation related changes and non-recurring items

($ in millions)	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24
Servicing pretax income (loss)	**$ 57.4**	**$ 46.5**	**$ 101.2**	**$ (95.5)**	**$ 4.9**	**$ 88.5**
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	90.3	(118.9)	(398.9)	370.7	(170.0)	(99.4)
Hedging losses (gains) associated with MSRs	(47.2)	155.1	423.7	(294.8)	294.6	171.8
Non-recurring items	-	-	-	158.4	1.6	(12.5)
Provision for credit losses on active loans	(6.1)	(7.5)	(6.0)	5.7	(6.6)	0.6
Servicing pretax income net of valuation related changes and non-recurring items	**$ 94.4**	**$ 75.3**	**$ 120.0**	**$ 144.4**	**$ 124.7**	**$ 149.0**

Note: Figures may not sum due to rounding
(1) Assumes a tax rate of 26.85%

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